                                                         EXHIBIT NO. EX-99.h.3.i

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                          THE U.S. 6-10 VALUE PORTFOLIO

                        FORM OF ADMINISTRATION AGREEMENT
                               ADDENDUM NUMBER ONE

     THIS ADDENDUM made this ___ day of ________, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), on behalf of:

                        "THE U.S. 6-10 VALUE PORTFOLIO,"

formerly known as "The U.S. Small Cap High Book to Market Portfolio," (the "Portfolio"), a separate series of the Fund, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Administrator").

     WHEREAS, the Fund and the Administrator have previously entered into an Administration Agreement, dated January 6, 1993 (the "Administration Agreement"), pursuant to which the Administrator has agreed to provide the services, assistance and facilities of an administrator, and to perform various administrative and other services for the Portfolio; and

     WHEREAS, the Administrator has been informed by the Fund that the Portfolio desires to change its name;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

     1. The name of the Portfolio shall be changed from "The U.S. 6-10 Value Portfolio" to "U.S. Small Cap Value Portfolio," and all references in the Administration Agreement to "The U.S. 6-10 Value Portfolio" or "The U.S. Small Cap High Book to Market Portfolio" shall be changed to "U.S. Small Cap Value Portfolio."

     2.       The effective date of this Addendum shall be April 1, 2001.

     3. The parties hereby further agree that no other provisions of the Administration Agreement are in any way modified by this Addendum, and that all other provisions of the Administration Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this ____ day of _______, 2001.

DFA INVESTMENT DIMENSIONS                                     DIMENSIONAL FUND ADVISORS
GROUP INC.                                                    INC.


By:                                                           By:
    ----------------------------------------                      ----------------------------------------
     Michael T. Scardina                                           Catherine L. Newell
     Vice President, Chief Financial Officer                       Vice President and Secretary
     and Treasurer


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